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                                                                    Exhibit 23.2

               CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

     We have issued our report dated January 29, 2002, accompanying the consolidated financial statements of K-Swiss Inc. appearing in the 2001 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

        /s/ Grant Thornton LLP
        ----------------------

Los Angeles, California
June 25, 2002